Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2017 in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of Cadence Bancorporation for the registration of              shares of its common stock dated March 17, 2017.

(signed) Ernst & Young LLP

Birmingham, Alabama

March 17, 2017